SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[  ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X ] Definitive Information Statement

STEREO VISION ENTERTAINMENT, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by

Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was June 12, 2003. The mailing address for purposes of communicating with the Company is 15452 Cabrito Road, Suite 204, Van Nuys, California 91406.  This action has been executed to be effective twenty (20) days from the date of mailing of this Information Statement to the Shareholders.

     (b) This Information Statement will be mailed to security holders on or after June 27, 2003.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

            None.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement

     14A Item 6. Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 1,414,540 as of June 12, 2003, of which 743,700 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was June 12, 2003.

     (c)-(e) Inapplicable

    14A Items 7 through 9.

        Inapplicable.

    14A Item 10.  Compensation Plans.

 SB Item 201(d), Release 33-8048 Information:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (C)
Equity Compensation plans approved by security holders	12,500	$1.88	12,500
Equity compensation plans not approved by security holders	0	0	0
Total	12,500	$1.88	12,500

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

    The Company will issue 2,000,0000 shares of the Company's common stock to its President and Chief Executive Officer, John Honour, upon his conversion of a $600,000 signing bonus given to him by the Company. These shares will be restricted against resale for a period of one year and are being issued at a price of $0.30 per share.

     14A Item 12. Modification or Exchange of Securities

    None.

       14A Item 13. Financial and Other Information.

        (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended June 30, 2002, filed as of October 11, 2002; and the company's interim statements updating that information, Forms 10-QSB, for the period ended September 30, 2002, filed with the Securities and Exchange Commission on November 19, 2002; and for the period ended December 31, 2002, filed with the Securities and Exchange Commission on February 19, 2003.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

              Inapplicable.

    14A Items 15, 16, 17 and 18 are inapplicable to this information statements.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            Inapplicable.

    14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEREO VISION ENTERTAINMENT, INC.

(Registrant)

By: /s/ John Honour

       John Honour, President

Dated: June 30, 2003

MATERIAL INCORPORATED BY REFERENCE:

          Annual Report on Form 10KSB, filed October 11, 2002 for the period ending June 30, 2002;

Quarterly Report on Form 10QSB, for the periods ending September 30, 2002 and December 31, 2002.